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                                                                       EXHIBIT 6

                           CONFIDENTIALITY AGREEMENT


          CONFIDENTIALITY AGREEMENT (the "Agreement"), dated as of October 1, 1999, between MidAmerican Energy Holdings Company, an Iowa corporation (the "Company"), and Berkshire Hathaway Inc. (the "Bidder").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, the Company and the Bidder (each referred to herein individually as a "Party" and together as the "Parties") are considering entering into discussions concerning a possible transaction between them (the "Transaction");

          WHEREAS, in order to permit the Bidder to evaluate fully the potential merits of the Transaction, the Company will cause to be furnished Evaluation Material (as defined below) to the Bidder and its Representatives (as defined below);

          NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Parties agree as follows:

          1. (a) As used herein, "Evaluation Material" means all data, reports, interpretations, forecasts and records (whether in oral or written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the Transaction, the Company or its affiliates or subsidiaries provided by the Company or its Representatives to the Bidder or its Representatives pursuant to the provisions of this Agreement, and all notes, analyses, compilations, studies or other documents in tangible form (whether in written form, electronically stored or otherwise) that contain or otherwise reflect such information whether prepared by the Company, the Bidder or their respective Representatives or others.

          Notwithstanding the foregoing, the following will not constitute "Evaluation Material" for purposes of this Agreement:

          (i) Information that was already in the possession of the Bidder or its Representatives prior to the date hereof and that was not acquired or obtained from the Company;
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          (ii)    Information that is obtained by the Bidder or its
                  Representatives from a source other than the Company or its Representatives who, insofar as is known to the Bidder after reasonable inquiry, is not prohibited by a contractual, legal or fiduciary obligation to the Company from transmitting the information to the Bidder or its Representatives; or

          (iii) Information that is or becomes generally available to the public other than as a result of a disclosure by the Bidder or its Representatives in violation of the provisions of this Agreement.

                  (b) As used herein, "Representatives" of any Party shall mean the subsidiaries and affiliates (as such term is used in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of such Party and any respective directors, officers, employees, attorneys, representatives or agents (including, as to the Bidder, potential co-investors and financing sources and their attorneys and other advisors working on the Transaction) of such Party or such Party's subsidiaries and affiliates who are working or have worked on the Transaction or who otherwise have received, or have access to, any Evaluation Material, such Party's subsidiaries and affiliates and any other persons acting in concert with such Party in connection with the Transaction.

          2. Except as hereinafter provided, without the prior written consent of the Company, Evaluation Material will be held in confidence and not disclosed by the Bidder or its Representatives or used by the Bidder or its Representatives other than using such information directly or indirectly in connection with the Bidder's or its Representatives' consideration of the Transaction. Except as otherwise expressly provided in this Agreement, the Bidder further agrees to disclose Evaluation Material only to (a) its Representatives who need to know the Evaluation Material to evaluate or to assist in the negotiation, documentation and/or consummation of a possible Transaction and who are informed of its confidential nature and agree to be bound by the terms of this Agreement and (b) each of Standard & Poor's Ratings Group, Duff & Phelps Credit Rating Co., Moody's Investors Service, Inc. and the Securities and Exchange Commission to the extent that they need to know the Evaluation Material to evaluate a possible Transaction or certain issues relating to a potential Transaction, provided that they are informed of the Evaluation Material's confidential nature and are requested to keep such information confidential by

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the Bidder. The Bidder agrees to be responsible for any breach of this Agreement by any of its Representatives (other than those who have signed separate confidentiality agreements with the Company in respect of the Transaction and their Representatives who are covered by such confidentiality agreements and other than as mutually agreed in writing by the parties).

          3. Except as hereinafter provided or in connection with communications to persons specifically identified in paragraph 2, without the prior written consent of the other Party, each Party agrees that it and its Representatives will not, unless otherwise required by law or New York Stock Exchange rule or regulation, disclose to any person (i) that any investigation, discussions or negotiations are taking or have taken place concerning a possible Transaction, or (ii) that the Bidder and its Representatives have requested or received Evaluation Material, or any terms or other facts regarding a possible Transaction, including the status thereof. The term "person" as used in this Agreement will be interpreted broadly to include any corporation, company, governmental agency or body, entity, partnership, group or individual.

          4. All Evaluation Material in tangible form (whether in written form, electronically stored or otherwise), including analyses, compilations, studies, personal notes, or other documents (whether in written form, electronically stored or otherwise) prepared by the Bidder or any of its Representatives, will be returned or retained by the Bidder or its Representatives, in the Bidder's discretion, and except as otherwise provided in this Agreement, all retained Evaluation Material (whether in written form, electronically stored or otherwise) will continue to be subject to this Agreement.

          5. If either Party or any of its Representatives is requested or required to disclose any Evaluation Material (or to disclose that any investigation, discussions or negotiations are taking or have taken place concerning a possible Transaction) pursuant to an interrogatory, requests for documents or information in legal proceedings, a subpoena, court order, civil investigative demand or similar judicial process or other oral or written request issued by a court of competent jurisdiction or by a federal, state or local governmental or regulatory body, the Party receiving such request or being so required (the "Obligor") will provide the other Party with prompt written notice of any such request or requirement so that the other Party or any of its Representatives may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If such order or other remedy is not obtained prior to the time the Obligor is required to make a disclosure as described in this paragraph, or the other Party waives compli-

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ance with the provisions of this Agreement, the Obligor or its Representatives, as the case may be, will disclose only that portion of the Evaluation Material (or information relating to any such investigation, discussions or negotiations) that it is advised by counsel that it is legally required to so disclose and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Evaluation Material or information so disclosed.

          6. This Agreement does not constitute or create any obligation of the Company to provide any Evaluation Material or other information to the Bidder, but merely defines the rights, duties and obligations of the Parties with respect to the Evaluation Material to the extent it may be disclosed or made available. Under no circumstances is the Company obligated to disclose or make available any information, including any Evaluation Material, that the Company in its sole discretion determines not to disclose. The Parties (i) acknowledge that neither the Company nor any of its Representative makes any representation or warranty, either express or implied, as to the accuracy or completeness of any Evaluation Material, and (ii) agree, to the fullest extent permitted by law, except as may be provided in a Definitive Agreement (as defined below), that neither Party, nor any Representative of either Party shall have any liability to the other Party or any of the other Party's Representatives on any basis (including, without limitation, in contract, tort, under federal or state securities laws or otherwise) as a result of the Parties' participation in evaluating a possible Transaction, the review by the Bidder of the Company or the use of the Evaluation Material by the Bidder or its Representatives in accordance with the provisions of this Agreement. Each Party agrees that it is not entitled to rely on the accuracy or completeness of the Evaluation Material. Each Party understands and agrees that no contract or agreement providing for a Transaction shall be deemed to exist unless and until a definitive agreement providing for a Transaction (a "Definitive Agreement") has been executed and delivered, and each Party hereby waives, in advance, any claims (including, without limitation, breach of contract) in connection with a Transaction unless and until the Parties shall have entered into a Definitive Agreement. The Parties also agree that unless and until a Definitive Agreement between the Parties has been executed and delivered, neither Party has any legal obligation of any kind whatsoever with respect to any such Transaction by virtue of this Agreement or any other written or oral expression with respect to such Transaction except, in the case of this Agreement, for the matters specifically agreed to herein. For purposes of this paragraph, the term "Definitive Agreement" does not include an executed letter of intent or any other preliminary written agreement, nor does it include any written or verbal acceptance of any offer or bid on the part of either Party. Only those representations, warranties, agreements and obligations

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made in a Definitive Agreement and subject to such limitations and restrictions as may be specified therein will have any legal effect.

          7. The Parties acknowledge that they are, and that their respective Representatives who are informed as to the matters that are the subject of this Agreement will be made, (i) aware that the United States securities laws would (A) require disclosure relating to the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company's voting securities and (B) prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) familiar with the Exchange Act and the rules and regulations promulgated thereunder to the extent they relate to the matters referred to in this paragraph 7. The Bidder agrees that it will not use or permit any third party to use, and that it will each use reasonable best efforts to assure that none of its Representatives will use or permit any third party to use, any Evaluation Material in contravention of the United States securities laws, including the Exchange Act or any rules and regulations promulgated thereunder.

          8. Without the Company's written consent, for a period of one year from the date hereof, neither the Bidder nor its Representatives or affiliates will directly or indirectly solicit or direct anyone else to solicit any current officer or key employee of the Company or any of its affiliates (i) to terminate his or her employment or other relationship with the Company or its affiliates; or (ii) unless a Definitive Agreement in respect of the Transaction has been executed by the Parties, to seek or accept employment or other affiliation with the Bidder or its affiliates.

          9. The Bidder agrees that it shall not, and shall cause each of its affiliates (other than the Company and its subsidiaries) and Representatives, not to, unless and until such Party shall have received the prior written invitation or approval of a majority of directors of the Company (it being understood that the execution of this Agreement by the Parties does not constitute such an invitation other than in respect of a consensual and confidential (except to the extent that disclosure by the Bidder is required by law) proposal to be made by the Bidder with respect to the Transaction (the "Proposal")), directly or indirectly (i) make any proposal to acquire (other than in connection with the Proposal), acquire or agree to acquire any securities of the other Party or any of its subsidiaries, any warrant or option to acquire any such securities, any security convertible into or exchangeable

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for any such securities or any other right to acquire any such securities, other than (A) pursuant to a Definitive Agreement between the Parties regarding the Transaction, (B) purchases made in the ordinary course of business as a broker or dealer in securities, (C) option exercises pursuant to option agreements entered into with the Company, (D) in the case of individuals and their affiliated trusts, pursuant to open market purchases consistent with their past practice with respect to the Company's securities, (E) following the termination of any Definitive Agreement, open market purchases for investment purposes of less than five percent (5%) of the Company's outstanding common stock, (F) open market purchases in compliance with law no earlier than 20 days following the distribution to the Company's shareholders of the information required under Rule 13e-3 under the Exchange Act regarding the Transaction, and (G) such other categories of permitted purchases of securities as may be mutually agreed upon by the Parties in a Definitive Agreement, (ii) seek or propose (other than pursuant to the Proposal) any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or securities, dissolution, liquidation, restructuring, recapitalization or similar transactions involving the Company or any of its subsidiaries, other than pursuant to a Definitive Agreement between the Parties regarding the Transaction, (iii) make, or in any way participate in, any "solicitation" of proxies or consents (whether or not relating to the election or removal of directors) within the meaning of Rule 14a-1 under the Exchange Act with respect to any securities of the Company or any of its subsidiaries, or seek to advise or influence any person with respect to the voting of any securities of the Company or any of its subsidiaries, or demand a copy of the stock ledger list of stockholders, or any other books and records of the Company or any of its subsidiaries, in all cases other than pursuant to a Definitive Agreement between the Parties regarding the Transaction, (iv) other than in connection with the Proposal, otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board of Directors or policies of the Company or any of its subsidiaries, (v) other than in connection with the Proposal, form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing, (vi) other than in connection with the Proposal, have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing, or make any investment in any other person that facilitate such person engaging, or offering or proposing to engage, in any of the foregoing (it being understood that, without limiting the generality of the foregoing, other than with respect to the Proposal, the Bidder shall not be permitted to act as a joint bidder or co-bidder with any other person with respect to the Company or any of its subsidiaries), other than pursuant to a Definitive Agreement

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between the Parties regarding the Transaction, or (vii) make any publicly disclosed proposal regarding any of the foregoing, unless required by law or New York Stock Exchange rule or regulation. The Bidder also agrees during such period not to make any proposal or statement, or disclose to a third party any intention, plan or arrangement, whether written or oral, inconsistent with the foregoing (unless otherwise expressly permitted pursuant to the terms of this Agreement) or request the Company directly or indirectly to amend, waive or terminate any provision of this paragraph (including this sentence) if the proposal, statement or request would require public disclosure under the federal securities laws.

          10. Each Party acknowledges that remedies at law are inadequate to protect against breach of this Agreement and hereby in advance agrees, without prejudice to any rights to judicial relief it may otherwise have, to the granting of equitable relief in the event of a breach, including injunction, in the other Party's favor without proof of actual damages. Each Party agrees not to seek, and agrees to waive any requirement for the securing or posting of, a bond in connection with a Party seeking or obtaining such relief.

          11. If any term or provision of this Agreement, or any application thereof to any circumstances, shall, to any extent and for any reason, be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to circumstances other than those to which it is held invalid or enforceable, shall not be affected thereby and shall be construed as if such invalid or unenforceable provision had never been contained herein and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          12. Except as provided in paragraph 8 of this Agreement, this Agreement shall be effective for a period of three years from the date hereof.

          13. This Agreement shall constitute the entire agreement between the parties with regard to the subject matter hereof. No modification, amendment or waiver shall be binding without the written consent of the parties hereto. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors and assigns, provided, however,
                                                            --------  -------
that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties hereto without the prior written consent of the other Party, and no assignment of any right, interest or obligation shall release any such assigning Party therefrom unless that other Party shall have consented to such release

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in writing specifically referring to the right, interest or obligation from which such assigning Party is to be released. It is further understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

          15. Any person who at any time after the date hereof becomes a Representative of either Party shall be deemed to be such Party's Representative, for the purposes of this Agreement, regardless of whether such person was such Representative on the date hereof; all references to affiliates or subsidiaries contained in this Agreement shall apply with equal force and effect to any and all Representatives of such referenced affiliates or subsidiaries.

          16. Any notice to the Company hereunder shall be made in writing, by first class mail, by overnight courier or by facsimile with original copy to follow by first class mail, overnight courier of by facsimile with original copy to follow by first class mail or overnight courier to MidAmerican Energy Holdings Company, 302 South 36/th/ Street, Suite 400, Omaha, Nebraska 68131,
Attn: Steven A. McArthur, facsimile number (402) 231-1578. Any notice to the Bidder hereunder shall be made in writing, by first class mail, by overnight courier or by facsimile with original copy to follow by first class mail or overnight courier to Berkshire Hathaway, Inc., 1440 Kiewit Plaza, Omaha, Nebraska 68131.

          17. This Agreement may be executed in counterparts and signature pages exchanged by facsimile, and each counterpart shall be deemed to be an original, but both counterparts of which shall constitute the same agreement.

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            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on October 24, 1999, provided that this Agreement shall be effective as of the date and year first above written.


                                MIDAMERICAN ENERGY HOLDINGS
                                COMPANY


                                By:  /s/  Steven A. McArthur
                                   Name:  Steven A. McArthur
                                   Title: Senior Vice President, Mergers and
                                          Acquisitions


                                BERKSHIRE HATHAWAY INC.


                                By:  /s/ Warren E. Buffett
                                   Name: Warren E. Buffett
                                   Title: Chairman and Chief Executive Officer

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